Exhibit 10.7.2
AMENDMENT TO EXECUTIVE EMPLOYEE AGREEMENT
     This Amendment (this “Amendment”) to the Executive Employment Agreement, dated March 1, 2006, and as amended by that certain amendment made as of January 1, 2008, is made as of May 28, 2008 (“Amendment Effective Date”) by and between Energy Recovery Inc., a Delaware corporation, with its principal offices at 1908 Doolittle Drive, San Leandro, CA 94577 (the “Company”) and G.G. Pique, an individual (the “Executive”) (together, the “Parties”).
     Pursuant to Article 5.11 of the Executive Employment Agreement, the parties hereby amend the Executive Employment Agreement as follows:
     Article 2.1(b)(iii). The Parties hereby add Article 2.1(b)(iii) as follows:
     (iii) Notwithstanding Article 2.1(b)(ii) to the contrary, however, in the event that the scheduled IPO is not consummated through no fault of the Executive, as determined by the Board (with the recusal by the Executive from such Board determination, as necessary) in good faith, all of the Executive’s stock options granted under Executive’s 2006 Equity Compensation Grant pursuant to Article 2.1(c) of Executive’s Executive Employment Agreement shall immediately and fully vest effective as of December 31, 2008.
All other terms contained in the Executive Employment Agreement shall continue in full force and effect.
WITNESS, the execution of this Amendment as of the date first above written.

“Employee”		“Company”

By:	/s/ G.G. Pique	By:	/s/ Hans Peter Michelet
	G.G. Pique		Title: Company Representative
May 28, 2008